Exhibit 3(a)

AMENDED AND RESTATED

BYLAWS

OF

WD-40 COMPANY

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1.1 REGISTERED OFFICE. The initial registered office of WD-40 Company, a Delaware corporation (the “Corporation”), in Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.

Section 1.2 PRINCIPAL EXECUTIVE OFFICE. The initial principal executive office of the Corporation is hereby fixed and located at 1061 Cudahy Place, San Diego, California 92110. The Board of Directors of the Corporation (the “Board”) is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on these Amended and Restated Bylaws (the “Bylaws”) opposite this Section, or this Section may be amended to state the new location.

Section 1.3 OTHER OFFICES. Branch or subordinate offices of the Corporation may at any time be established by the Board at any place or places.

ARTICLE II

STOCKHOLDERS

Section 2.1 PLACE OF MEETING. Meetings of stockholders shall be held either at the principal executive office of the Corporation or at any other place within or without the State of Delaware which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

Section 2.2 ANNUAL MEETINGS. The annual meeting of stockholders shall be held on that Tuesday falling the closest to December 15 of each year at 2 o’clock P.M., local time, or such other date or such other time as may be fixed by the Board; provided, however, that should said day fall upon a legal holiday observed by the Corporation at its principal executive office, then any such annual meeting of stockholders shall be held at the same time and place on the next day ensuing which is a full business day. At such meetings, Directors shall be elected and any other proper business may be transacted. In lieu of holding an annual meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication as provided for by the Delaware General Corporation Law.

Section 2.3 SPECIAL MEETINGS. A special meeting of the stockholders for the transaction of any proper business may be called at any time by the Board for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place (if any) on such date and at such time as the Board may fix. In lieu of holding a special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

Section 2.4 NOTICE OF ANNUAL OR SPECIAL MEETING. Written notice of each annual or special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting or the means of remote communication, if any, and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election. Notice of a stockholders’ meeting shall be given either personally or by mail, including third class mail, or by other means of written communication or, with the consent of the stockholder entitled to receive notice, by means of electronic transmission, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Section 2.5 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”). When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of any applicable statute or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.6 ADJOURNED MEETING AND NOTICE THEREOF. Any stockholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present, in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when any stockholders’ meeting is adjourned for more than 30 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 2.7 VOTING. The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with Section 8 of this Article. Voting shall in all cases be subject to the provisions of the Delaware General Corporation Law and to the following provisions:

(a) Subject to clause (g) below, shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c) Subject to the provisions of Section 217 of the Delaware General Corporation Law, and except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the Corporation.

(e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board of directors, president or any vice president of such other corporation, or by any other person authorized to do so by the board of directors, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

(f) Shares of the Corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g) Shares held by the Corporation in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares.

(h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property,

tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) If only one votes, such act binds all;

(ii) If more than one vote, the act of the majority so voting;

(iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

Section 2.8 RECORD DATE.

(a) The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than 60 nor less than 10 days prior to the date of the meeting nor, except as set forth in Section 8(c) of this Article II, more than 60 days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 30 days.

(b) If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any purpose other than set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the

Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Section 2.9 CONSENT OF ABSENTEES. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2.10 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by the Delaware General Corporation Law, written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 2.11 PROXIES. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, except that no proxy shall be voted on after 11 months from its date, unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 2.12 INSPECTORS OF ELECTION. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of the proxies or ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s).

Section 2.13 STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.14 NOTICE OF STOCKHOLDER PROPOSALS.

(a) At any annual or special meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before an annual meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 14 of this Article II. In addition to any other applicable requirements, in order for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such proposal must be a proper matter for stockholder action under the Delaware General Corporation Law.

(b) To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 120 or more than 180 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 25 days prior to or delayed by more than 25 days after the first anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A public announcement for purposes hereof shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(c) To be in proper written form, a stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest of the stockholder, and the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i)

the name and address, as they appear on the Corporation’s books, of such person; (ii) (A) the class and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to securities of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation as to whether the stockholder giving notice intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal and/or (B) otherwise solicit proxies or votes from stockholders in support of such proposal; (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting, or that may otherwise be required, pursuant to Section 14 of the 1934 Act, as amended, and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before the annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such annual meeting and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting.

The foregoing notice requirements of this Section 14 of this Article II shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this Section 14 of this Article II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14 of this Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.

(d) Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing contained in this Section 14 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 14. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Bylaws, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 2.15 ELECTION OF DIRECTORS.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (i) at an annual or special meeting of stockholders by or at the direction of the Board or (ii) at an annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 15 of this Article II and on the record date for the determination of stockholders entitled to vote in the election of directors at the meeting and (B) who complies with the notice procedures set forth in this Section 15 of this Article II. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(b) To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 120 or more than 180 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 25 days prior to or delayed by more than 25 days after the first anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A public announcement for purposes hereof shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(c) To be in proper written form, such stockholder’s notice shall set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the 1934 Act, and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and address, as they appear on the Corporation’s books, of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (ii) (A) the class and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation as to whether the stockholder giving notice intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to elect the nominee or nominees and/or (B) otherwise solicit proxies or votes from stockholders in support of such nomination; (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors, or that may otherwise be required, pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of any nomination proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 15 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding the foregoing provisions of this Section 15 of this Article II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 15 of this Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(d) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 15 of this Article II. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 2.16 CONDUCT OF BUSINESS.

The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman and secretary of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman or secretary, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter or matters to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

ARTICLE III

DIRECTORS

Section 3.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or to be done by the stockholders.

Section 3.2 NUMBER AND QUALIFICATION OF DIRECTORS. Unless otherwise specified in the Certificate of Incorporation, the authorized number of Directors shall be not less than seven (7) nor more than twelve (12) until changed by an amendment of this Section 2 duly adopted by the stockholders. The exact number of Directors shall be fixed, within the limits specified in the immediately preceding sentence, by a resolution adopted by the Board or by the stockholders.

Section 3.3 ELECTION AND TERM OF OFFICE. The Directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of stockholders held for that purpose. Each Director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Section 3.4 VACANCIES. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. Vacancies in the Board, including those existing as a result of a removal of a Director, may be filled by approval of the Board or, if the number of Directors then in office is less than a quorum, by (1) the unanimous written consent of the Directors then in office, (2) the affirmative vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice as required for special meetings, or (3) by a sole remaining Director. Except as provided herein, each Director so elected shall hold office until the next annual meeting and until such Director’s successor has been elected and qualified. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding and having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at that meeting. The Board may declare vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony. The stockholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a Director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

Section 3.5 PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation regular meetings shall be held at the principal executive office of the Corporation.

Section 3.6 REGULAR MEETINGS. Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Other regular meetings of the Board shall be held without notice at such date, time and place as may be fixed by the Board in advance thereof following the end of each of the second, third and fourth quarters of the Corporation’s fiscal year. If the Board fails to fix the date, time and place of any such regular meeting, the Chairman of the Board, the President or the Secretary shall do so and the meeting shall be called and noticed as for special meetings.

Section 3.7 SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or by any two Directors. Special meetings of the Board shall be held upon four days’ written notice or 24 hours’ notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, electronic mail or other electronic means. Any such notice shall be addressed or delivered to each Director at such Director’s address or by such means as it is shown upon the records of the Corporation or as may have been given to the Corporation by the Director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. Notice of any meeting of the Board shall not be required to be given to any Director who is present at such meeting except a Director who attends the meeting for the express purpose of objecting, without delay at the meeting, to the transaction of business because the meeting is not lawfully called or convened. Except as otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given.

Section 3.8 QUORUM. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9 PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members in such meeting can hear one another.

Section 3.10 WAIVER OF NOTICE. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.11 ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 3.12 FEES AND COMPENSATION. Directors and members of committees designated by the Board may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

Section 3.14 RIGHTS OF INSPECTION. Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a Director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 3.15 COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors, which to the extent provided in the resolution of the Board, or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as limited by Delaware General Corporation Law. Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board designating such committee and otherwise in accordance with the provisions of these Bylaws applicable to meetings of the Board, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member of such committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.

ARTICLE IV

OFFICERS

Section 4.1 OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

Section 4.2 ELECTION. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

Section 4.3 SUBORDINATE OFFICERS. The Board may elect, and may empower the Chief Executive Officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board or, as authorized by the Board, as the Chief Executive Officer may from time to time determine.

Section 4.4 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer elected by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 4.7 PRESIDENT. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, the President is the general manager and, unless otherwise determined by the Board, the Chief Executive Officer of the Corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

Section 4.8 VICE PRESIDENT. In the absence or disability of the President, the Vice President (in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board) shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 4.9 SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive office or business office in accordance with Section 213 of the Delaware General Corporation Law. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 4.10 TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any Director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board. Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation.

ARTICLE V

OTHER PROVISIONS

Section 5.1 INSPECTION OF BYLAWS. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date which shall be open to inspection by stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Delaware and the Corporation has no principal business office in such state, it shall upon the written notice of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date.

Section 5.2 ENDORSEMENT OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this Corporation and any other person, when signed by the Chairman of the Board, the President, or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of this Corporation shall be valid and binding on this Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 5.3 SHARES OF STOCK. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates shall be entitled to have, upon request, a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officers, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Except as provided in this Section no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate or uncertificated shares in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.4 TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are authorized to vote, represent and exercise on behalf of the Corporation the rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 5.6 STOCK PURCHASE PLANS. The Corporation may adopt and carry out a stock purchase plan or agreement or a stock incentive or award plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees, Directors, consultants or advisors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment of such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise. Any such stock purchase plan or agreement or stock incentive or award plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 5.7 CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws.

Section 5.8 RELIANCE UPON BOOKS, RECORDS AND REPORTS. Each Director, each member of any committee designated by the Board and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.

Such right shall be a contract right and shall include the right to receive payment from the Corporation for actual and reasonable expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this Article VI or otherwise.

The corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with a lesser or the same scope and effect as the foregoing indemnification of Directors and officers provided that the employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

No indemnification shall be made under this Section 1:

(a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation and its stockholders, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which the Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(b) Of amounts paid in settling or otherwise disposing of a Proceeding without Board approval or a determination by the Court of Chancery of the State of Delaware or the court in which the Proceeding is or was pending that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; or

(c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without Board approval or a determination by the Court of Chancery of the State of Delaware or the court in which the Proceeding is or was pending that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

Section 6.2 REQUIRED DETERMINATIONS FOR INDEMNIFICATION OF OTHER EMPLOYEES OR AGENTS. Any indemnification of employees or agents other than officers and Directors entitled to the contractual indemnification provided for in Section 1 of this Article VI shall be made by the Corporation only if authorized in the specific case, upon a determination by the Board that indemnification of the employee or agent is proper in the circumstances because the employee or agent has met the applicable standard of conduct set forth in Section 1.

Section 6.3 RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, the Corporation’s independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said law, nor an actual determination by the Corporation (including the Board, the Corporation’s independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

Section 6.4 OTHER INDEMNIFICATION RIGHTS. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Certificate of Incorporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Article VI shall affect any right to indemnification to which any person may be entitled by contract or otherwise. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving the occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment alteration or repeal. Subject only to limitations on the right of any person to indemnification contained in the Delaware General Corporation Law, in the event that there is a conflict between the provisions of the Corporation’s Certificate of Incorporation, these Bylaws, a resolution of the stockholders or any agreement or other source of indemnification pursuant to which the person claiming a right of indemnification is covered, the broadest possible right to indemnification shall apply.

Section 6.5 INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI. In the event that any insurance maintained by the Corporation does not provide full coverage, either by the requirement of a deductible or co-payment or by the fact that the expenses actually and reasonably incurred exceed the insurance limits or for any other reason, the Corporation shall have the power to indemnify such person for the amount not covered by the insurance.

ARTICLE VII

EMERGENCY BYLAWS

During any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition as a result of which a quorum of the Board or of the executive committee, if any, cannot readily be convened for action, a meeting of the Board or of said committee may be called by any officer or Director. Such notice may be given only to such of the Directors or members of the committee, as the case may be, as it may be feasible to reach at the time and by such means as may be feasible at the time including, without limitation, publication or radio.

The Director or Directors in attendance at the meeting of the Board, and the member or members of the executive committee, if any, in attendance at the meeting of the committee, shall constitute a quorum. If none are in attendance at the meeting, the officers or other persons designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after termination of the emergency) as may be provided in the resolution approving the list, shall to the extent required to provide a quorum at any meeting of the Board or of the executive committee, be deemed Directors or members of the committee, as the case may be, for such meeting.

The Board, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties. The Board, either before or during any such emergency, may, effective in the emergency, change the principal executive office or designate several alternative offices or authorize the officers so to do.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of Directors (except for a fixed number within a maximum or minimum range) or the maximum or minimum number of a range, or changing from a fixed to a variable Board or vice versa, may only be adopted by approval of the outstanding shares.

SECRETARY’S CERTIFICATE OF ADOPTION OF

THE AMENDED AND RESTATED BYLAWS

I hereby certify that I am the duly elected and acting Secretary of WD-40 COMPANY, a Delaware corporation, and that the foregoing Amended and Restated Bylaws constitute the Amended and Restated Bylaws of said Corporation as duly adopted as of June 19, 2012.

IN WITNESS WHEREOF, I have signed my name and affixed the seal of said Corporation this 19th day of June, 2012.

/s/ Maria M. Mitchell
Maria M. Mitchell Secretary